Exhibit 99.1

For Immediate Release

Green Leaf Farms International Signs Joint Venture Agreement with ST Biosciences for Its Project in Argentina

The Agreement includes an investment of $1.2 million and distribution of GLFIs products to ST Biosciences International Customers.

LAS VEGAS, NV (August 17th, 2020) GLFI, Inc., doing business as Green Leaf Farms International a privately held company that is a majority owned subsidiary of Players Network, Inc. (PNTV.PK), which has been established to finance and manage international cannabis operations outside North America and has its first operation in Jujuy Argentina, announced today that it has entered into a joint venture agreement with ST Biosciences to fund, in part the company’s initial 35 hector (86 acre) Pilot Project.

ST Biosciences, a vertically integrated company, with operations in 31 countries specializes in the development of plant-based medicine, the development of GMP and EMP extraction labs, and global supply chain distribution to companies worldwide.

The Joint Venture includes an initial $1.2 million dollar investment in exchange for a 30% stake in GLFI’s portion of the Pilot Project plus certain distribution rights to purchase the company’s cannabis derived flower and oils for exportation to ST Biosciences existing global customers. The Company believes this agreement will result in revenues and profits to the joint venture. The investment will allow GLFI to compete its infrastructure of greenhouses, outdoor cultivation to support the initial pilot project to the point of revenue. ST Bioscences also as an option to invest in the company’s planned expansion in Jujuy.

Jason Frankovich ST Biosciences CEO states “it is crucial to establish international sales and distribution of pharmaceutical grade cannabis for this industry to strive. The relationship with Green Leaf Farms International and ST helps solidify a distribution platform that services over 5 different counties in South America”.

Mark Bradley CEO of GLFI states “This is the perfect partnership GLFI has been seeking for the last year. It will bring the experience in developing pharmaceutical grade cannabis oils and worldwide distribution in the exporting of cannabis derived products to our project. This combined with our 12-month growing season and low production cost is expected to allow us to compete with any market in the world”. Bradley adds, “The two companies’ synergies are tremendous. ST Biosciences CEO, Jason Frankovich, is a true pioneer and has been a pleasure to work with. We look forward to a long future together with this being just the first project.

About GLFI, Inc.

GLFI, Inc. (Green Leaf Farms International) is a privately held subsidiary of PNTV.PK established to finance and manage international cannabis operations. Its first project is 86 acres of cannabis cultivation located in Jujuy, Argentina. GLFI will not hold any US cannabis-related assets this will enable institutional investors to participate in the legal cannabis and CBD industries. To learn more about opportunities with GLFI, please visit our website; www.GLFI.co.

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For more information please visit https://glfi.co

About Player’s Network (PNTV.PK)

Players Network is a publicly traded corporation celebrating its 30th year as a media company whose primary business is focused in television and video production, delivery platforms, network development, and new media technology, platforms, and content. The Company subsequently created, developed, and launched a broadband network, “Weed TV”. The company has invested into Green Leaf Farms for the management of a HEMP and Cannabis business in North Las Vegas and Green Leaf Farms International, Inc for the development of those businesses outside the United States.

Information about Forward-Looking Statements

This press release contains “forward-looking statements” that include information relating to future events. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in, or suggested by, the forward-looking statements. Important factors that could cause these differences include, but are not limited to: inability to gain or maintain licenses, reliance on unaudited statements, the Company’s need for additional funding, governmental regulation of the cannabis industry, the impact of competitive products and pricing, the demand for the Company’s products, and other risks. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

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